UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2025

Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-08462	16-1194720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York	14020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 343-2216

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	GHM	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Thoren Employment Agreement

On February 5, 2025, Graham Corporation (the “Company”) and Daniel J. Thoren entered into an amended and restated employment agreement (the “Thoren Employment Agreement”) which amended and restated that certain amended and restated employment agreement dated August 31, 2021 between the Company and Mr. Thoren. Pursuant to the Thoren Employment Agreement, Mr. Thoren will continue to serve as Chief Executive Officer of the Company through the close of business on June 9, 2025 after which Mr. Thoren will transition to Executive Chairman effective as of June 10, 2025. The Thoren Employment Agreement shall have a term of one year and shall be automatically extended for one additional day for each day that the Thoren Employment Agreement is in effect.

There will be no changes to Mr. Thoren’s compensation during the remainder of his service as Chief Executive Officer. Effective June 10, 2025, Mr. Thoren’s base salary as Executive Chairman will be equal to a rate of $250,000 per annum.

In connection with Mr. Thoren’s appointment as the Company’s Executive Chairman, he will be eligible to receive a target bonus under the Company’s Annual Executive Cash Bonus Program (the “Cash Bonus Program”) for the fiscal year ending March 31, 2026 (“Fiscal 2026”) at 50 percent of Mr. Thoren’s earned Fiscal 2026 base salary.

In addition, Mr. Thoren will be eligible to participate in the Company’s Annual Stock-Based Long-Term Incentive Award Plan for Senior Executives (the “Restricted Stock Bonus Program”). The target amount of Mr. Thoren’s award under the Restricted Stock Bonus Program for the awards granted in the ordinary course during Fiscal 2026 will be 50 percent of Mr. Thoren’s base salary during his service as Executive Chairman. Mr. Thoren’s outstanding equity awards will continue to vest while he serves as Executive Chairman.

The Thoren Employment Agreement provides that upon termination of Mr. Thoren’s employment by the Company without cause, or if Mr. Thoren resigns because of the Company’s material breach of the Thoren Employment Agreement, the Company will pay Mr. Thoren compensation due him through the date of termination, including any accrued bonus, and continue his base salary for 12 months following such termination. Upon his appointment as Executive Chairman, Mr. Thoren will cease to be eligible to receive additional compensation if his termination occurs in proximity of a change in control of the Company.

Malone Employment Agreement

Further, on February 5, 2025, the Company and Matthew Malone entered into an amended and restated employment agreement (the “Malone Employment Agreement”) which amended and restated that certain employment agreement dated as of June 1, 2021 between the Company and Mr. Malone. Pursuant to the Malone Employment Agreement, Mr. Malone will serve as President and Chief Operating Officer of the Company effective February 5, 2025 through the close of business on June 9, 2025 (the “COO Period”). Effective June 10, 2025, Mr. Malone shall be employed as the Company’s President and Chief Executive Officer (the “CEO Period”).

The Malone Employment Agreement has a term of one year, subject to automatic renewal periods until the Malone Employment Agreement is terminated or Mr. Malone attains the age of 65. Mr. Malone’s initial annual base salary pursuant to the Malone Employment Agreement is $400,000 per year during the COO Period and $480,000 per year during the CEO Period.

Under the Malone Employment Agreement, Mr. Malone is eligible to receive a target bonus under the Cash Bonus Program for the fiscal year ending March 31, 2025 (“Fiscal 2025”) of 50 percent of Mr. Malone’s base salary earned during Fiscal 2025 and Mr. Malone’s target bonus under the Cash Bonus Plan for Fiscal 2026 will be 100 percent of Mr. Malone’s salary earned during Fiscal 2026.

Mr. Malone will be eligible to participate in the Barber-Nichols Amended and Restated Performance Bonus Agreement (the “BN Bonus”) at a pro-rated amount for Fiscal 2025. Mr. Malone will not be eligible to participate in the BN Bonus for Fiscal 2026.

In addition, Mr. Malone will be eligible to participate in the Restricted Stock Bonus Program. The target amount of Mr. Malone’s award under the Restricted Stock Bonus Program for the awards granted in the ordinary course during Fiscal 2026 will be 125 percent of Mr. Malone’s base salary during the CEO Period.

The Malone Employment Agreement provides that, upon termination of Mr. Malone’s employment by the Company without cause, or if Mr. Malone resigns because of the Company’s material breach of the Restated Employment Agreement, the Company will pay Mr. Malone’s compensation due him through the date of termination, including any accrued bonus, and continue his base salary for 12 months following such termination. The Malone Employment Agreement also provides that, if following a change in control of the Company, Mr. Malone’s employment is terminated by the Company without cause, or if Mr. Malone resigns in certain situations set forth in the Malone Employment Agreement, the Company will make a payment to Mr. Malone in an amount equal to 2.5 times the sum of (i) Mr. Malone’s annual salary rate in effect at the time of termination, and (ii) his target annual bonus at the time of his termination or resignation. If Mr. Malone’s employment with the Company is terminated for any reason, he will be subject to a 12-month covenant not to compete with the Company, not to interfere in certain of the Company’s business relationships, and not to disclose confidential information of the Company. The Malone Employment Agreement also contains customary releases, covenants, and confidentiality provisions.

There are no family relationships between Mr. Malone and any of the Company’s directors or executive officers and there are no transactions reportable pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission between the Company and Mr. Malone.

The foregoing descriptions of the Thoren Employment Agreement and the Malone Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the Thoren Employment Agreement and the Malone Employment Agreement, which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release dated February 6, 2025 announcing the leadership succession plan is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under such section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated February 5, 2025, between Graham Corporation and Daniel J. Thoren.

10.2	Amended and Restated Employment Agreement, dated February 5, 2025, between Graham Corporation and Matthew Malone.

99.1	Press Release dated February 6, 2025 describing the Leadership Succession Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation

Date: February 6, 2025	By:	/s/ Christopher J. Thome
Christopher J. Thome
Vice President – Finance, Chief Financial Officer and Chief Accounting Officer